UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Executive Vice President & Chief Financial Officer; Appointment of Principal Operating Officer

On September 23, 2015, Churchill Downs Incorporated (Nasdaq: CHDN) (the “Company”) announced that Marcia A. Dall, 52, has been appointed Executive Vice President & Chief Financial Officer of the Company, effective October 12, 2015. She will report to Chief Executive Officer, William C. Carstanjen.

From March 30, 2009 to October 9, 2015, Ms. Dall served as Executive Vice President and Chief Financial Officer of Erie Indemnity Company (Nasdaq: ERIE). She also previously served as Chief Financial Officer of the Healthcare division at CIGNA Corporation, a global health services company. Prior to Cigna, Ms. Dall was a corporate officer and the Chief Financial Officer for the International and U.S. Mortgage Insurance Segments of Genworth, a former subsidiary of General Electric. Ms. Dall began her career in 1985 in the Financial Management Program at General Electric (“GE”) and held various leadership roles both in finance and operations over her twenty plus tenure with GE.

Upon the commencement of her employment and execution of the Company’s form Executive Change in Control, Severance and Indemnity Agreement, Ms. Dall will (i) receive an annual base salary of $525,000, (ii) be eligible for a cash incentive award under the Company’s Executive Annual Incentive Plan with a target incentive opportunity at 75% of her base salary, to be paid in the normal course of the Company’s routine award cycle, (iii) receive a cash sign-on bonus of $250,000, to be paid in 2016, and (iv) receive an equity grant (with a grant date of October 12, 2015) under the Company’s 2007 Omnibus Stock Incentive Plan of 5,500 restricted shares of the Company’s common stock, to vest ratably on an annual basis in equal installments over a three-year period.

In conjunction with the appointment of Ms. Dall to Executive Vice President and Chief Financial Officer, the Company also announced the promotion of William E. Mudd, 44, who previously served as the Company’s President and Chief Financial Officer, to the role of President and Chief Operating Officer, effective October 12, 2015. In this role, Mr. Mudd will serve as the Company’s principal operating officer, and he will continue as an executive officer of the Company, reporting to Chief Executive Officer, William C. Carstanjen. Mr. Mudd will assume the President and Chief Operating Officer role after having served as President and Chief Financial Officer of the Company since August 2014. He joined the Company in 2007 as Executive Vice President and Chief Financial Officer. There were no modifications to Mr. Mudd’s compensation associated with his promotion.

A copy of the press release issued by the Company announcing Ms. Dall’s appointment and Mr. Mudd’s promotion is attached as exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits.

Exhibit No. Description 99.1 Press Release dated September 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
September 23, 2015	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary